Exhibit 1.1
9,000,000 Shares
Common Stock
($0.001 par value per share)
AMERICAN OIL & GAS INC.
PLACEMENT AGENCY AGREEMENT
December 17, 2009
C. K. COOPER & COMPANY, INC.
   as Representative of the several Placement
   Agents listed on Schedule I hereto
18300 Von Karman Avenue, Suite 700
Irvine, California 92612
Ladies and Gentlemen:
     American Oil & Gas Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 9,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Company desires to engage you as representative (the “Representative”) of the several placement agents (the “Placement Agents”) in connection with the issuance and sale of the Shares. The Shares are described more fully in the Prospectus that is referred to below.
     The Company confirms its agreements with the Placement Agents as follows:
1. Agreement to Act as Placement Agents.
     (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions of this Agreement, the Company engages the Placement Agents to act as its exclusive placement agent in connection with the issuance and sale of the Shares and the Placement Agents hereby agree, as an agent of the Company, to use its best efforts to solicit offers to purchase the Shares upon the terms and conditions set forth in the Prospectus (as defined below). Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date (as defined below), the Company shall not, without the prior consent of the Placement Agents, solicit or accept offers to purchase Common Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding as of the date hereof) otherwise than through the Placement Agents in accordance herewith. In connection with its best efforts to solicit offers to purchase the Shares, the Placement Agents shall only communicate information regarding the Company to potential purchasers of the Shares that is consistent with the information contained in the Prospectus.
     (b) As compensation for the services rendered hereunder, on the Closing Date (as defined below), the Company shall pay to the Representative, on behalf of the Placement Agents, by wire transfer of immediately available U.S. funds payable to the order of the Representative, to an account or accounts designated by the Representative, an amount equal to 5.5% of the aggregate gross proceeds received by the Company from the sale of the Shares (the “Fee”), for distribution by the Representative in the allotments determined by the Representative. The Placement Agents may, in their discretion, retain other brokers or dealers to act as sub-agents on the Placement Agents’ behalf in connection with the offering of the Shares, provided that the Company shall not be obligated to pay any additional amounts to the Placement Agents or any such sub-agent with respect thereto.
     (c) This Agreement shall not give rise to a commitment by the Placement Agents or any of their respective Affiliates to underwrite or purchase any of the Shares or otherwise provide any financing, and the Placement Agents shall not have the authority to bind the Company in respect of the sale of any Shares. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part. The Placement Agents shall have the right, in their discretion reasonably exercised after consultation with the Company, to reject any offer to purchase Shares received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The sale of the Shares shall be made pursuant to a stock purchase agreement in substantially the form attached hereto as Exhibit A (the “Purchase Agreement”).
2. Delivery and Payment. Subject to the terms and conditions hereof, delivery of the Shares shall be made by the Company to the Investors, and payment of the purchase price shall be made by the Investors, in accordance with the Purchase Agreement.
3. Representations and Warranties of the Company. The Company represents, warrants and covenants to the Placement Agents that:
     (a) The Company meets the requirements for use of Form S-3 under the Securities Act for a primary offering. A Registration Statement on Form S-3 (Registration No. 333-155810) with respect to the Shares, including a base prospectus (the “Base Prospectus”), and such amendments to such registration statement as may have been required prior to the date of this Agreement, has been carefully prepared by the Company pursuant to and conforms in all material respects with the requirements of the Securities Act, and the rules and regulations thereunder (the “Rules and Regulations”) of the SEC and has been filed with the SEC under the Securities Act. Such registration statement has been declared effective by the SEC. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430, 430A or 430B of the Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to the Representative. A final prospectus supplement containing information permitted to be omitted at the time of effectiveness by Rule 430A or 430B of the Rules and Regulations will be filed by the Company with the SEC in accordance with Rule 424(b) of the Rules and Regulations. The term “Registration Statement” as used herein means the aforementioned registration statement as amended at the time it became effective by the SEC under the Securities Act (the “Effective Date”), including financial statements, all exhibits and all documents incorporated by reference therein and, if applicable, the information deemed to be included by Rule 430A, 430B or 430C of the Rules and Regulations. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the Securities Act (an “Abbreviated Registration Statement”), the term “Registration Statement” as used in this Agreement includes the Abbreviated Registration Statement. The term “Prospectus” as used herein means, together with the Base Prospectus, the final prospectus supplement relating to the Shares as filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations that discloses the public offering price and other final terms of the Shares, including the documents incorporated by reference therein. The Prospectus delivered to the Placement Agents for use in connection with the offering of the Shares has been and will be identical to the version thereof transmitted to the SEC for filing via the Electronic Data Gathering Analysis and Retrieval System, except to the extent permitted by Regulation S-T. For purposes of this Agreement, the words “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the

Prospectus, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above.
     (b) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. The Registration Statement at the Effective Date, as of the date hereof, as of 5:30 p.m., New York City time, on the date hereof (the “Initial Time of Sale”) and at all times during which a prospectus is required by the Securities Act to be delivered in connection with the sale of the Shares (the “Prospectus Delivery Period”), and the Prospectus and any amendments or supplements thereto or to the Registration Statement when they are filed with the SEC or become effective, as the case may be, contain or will contain, as the case may be, all statements that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, the date of its delivery to the Placement Agents and at all times during the Prospectus Delivery Period, to the requirements of, the Securities Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. Neither the Prospectus nor any supplement thereto contains, as of the date thereof, or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus contains all information required under the Securities Act with respect to the Shares and the distribution of the Shares. Each of the documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement at the time such document was filed with the SEC, or at the time such document became effective, as applicable, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations adopted by the SEC thereunder (the “Exchange Act Rules and Regulations”). Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations. No such incorporated document as described in either of the prior two sentences contained or will contain any untrue statement of a material fact or omit, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective, as of the date hereof, at the Initial Time of Sale and at the Closing Date, each document incorporated by reference into the Registration Statement did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect (as defined below).
     (d) The Company has the full corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents (as defined below) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its shareholders, including without limitation pursuant to the rules of the Principal Market. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable (y) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (z) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents in effect as of the date of execution of this Agreement, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, breach, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Permit (as defined below) agreement, mortgage, indenture, credit facility, indebtedness or other instrument (evidencing a Company indebtedness or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate: (a) adversely affect the legality, validity or enforceability of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”), (b) could reasonably be expected to have or result in a material adverse effect on the results of operations, assets, business, management, operations or financial condition of the Company, or (c) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of foregoing clauses (a), (b) or (c), a “Material Adverse Effect”).
     (e) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation, bylaws or other organizational or charter documents in effect as of the date of execution of this Agreement or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement, mortgage, indenture, credit facility, indebtedness or other instrument (evidencing a Company indebtedness or otherwise) or other understanding to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except such as could not, individually or in aggregate, have a Material Adverse Effect.
     (f) The Company is not required to obtain any consent, approval, waiver, authorization or order of, give any notice to, or make any filing or registration with, or qualification of, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of a Form 8-K disclosing the transaction contemplated hereby, (ii) the filing with the SEC of a prospectus supplement, (iii) approval for the listing of the Shares by the NYSE Amex Equities Market (the “Principal Market”) for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) applicable state securities filings (collectively, the “Required Approvals”). The Company is, and at all times in the last three years has been, in full compliance with all statutes, rules, regulations, or guidance applicable to the conduct of the Company’s business, except where such noncompliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (g) All agreements required to be filed as exhibits to all reports required to be filed by the Company under the Securities Act and Exchange Act since January 1, 2007 under Item 601 of Requirement S-K to which Company or any of its subsidiaries is a party, have been filed by Company as exhibits to such reports (the “Material Contracts”). The Material Contracts have been duly authorized, executed and delivered by the Company or its subsidiaries, constitute valid and binding agreements of the Company or its subsidiaries (as applicable) and are enforceable against the Company or its subsidiaries (as applicable) in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and, to the Company’s knowledge, such Material Contracts are enforceable in accordance with their respective terms by the Company against the other parties thereto, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (y) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and such contracts are in full force and effect on the date hereof. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any of such Material Contracts, except for such breaches or defaults that will not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.
     (h) As of December 16, 2009, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, par value $0.001 per share, of which 48,337,399 shares are issued and outstanding and 5,957,000 shares are reserved for issuance upon exercise of stock options outstanding under the Company’s equity compensation plans and (ii) 25,000,000 shares of Preferred Stock, 24,100,000 of which are available for issuance, and none of which are issued and outstanding. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, conform in all material respects to the descriptions thereof in the Prospectus and have been issued in compliance with all federal and state securities laws. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any lien, encumbrance, security interest, claim or charge, other than those described in, or incorporated by reference into the Registration Statement and the Prospectus. Except as disclosed in this Section 3(h) or the Registration Statement for the transactions contemplated by this Agreement, neither the Company nor any subsidiary has outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company’s equity compensation plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly presents in all material respects the information required by the Securities Act and the Rules and Regulations to be shown with respect to such plans, options and rights.
     (i) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, would reasonably be expected, individually or in the aggregate, to have a Material

Adverse Effect. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (j) The Company owns, or possesses sufficient rights in, and/or has been granted valid and enforceable licenses for, all registered patents, patent applications, trademarks, trademark applications, tradenames, servicemarks and copyrights necessary to the conduct of its business as such business is described in the Prospectus (collectively, the “Registered Intellectual Property”) except those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. The expected expiration of any of the Company’s rights to the Registered Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there has been no infringement or misappropriation by third parties of any of the Registered Intellectual Property, or any material inventions, manufacturing processes, formulae, trade secrets, know-how, unregistered trademarks, and other intangible property and assets necessary to the conduct of its business as such business is described in the Prospectus (collectively, the “Other Intellectual Property,” and together with the Registered Intellectual Property, the “Intellectual Property”). The Company has not received any written notice of any such infringement. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its products or processes or the Intellectual Property infringe or otherwise violate any patent, trademark, servicemark, copyright, trade secret or other proprietary right of others. There is no pending or, to the best knowledge of the Company, threatened action, suit proceeding or claim by any current or former employee, consultant or agent of the Company seeking either ownership rights to any invention or other intellectual property right or compensation from the Company for any invention or other intellectual property right made by such employee, consultant or agent in the course of his/her employment with the Company or otherwise.
     (k) The Company and its subsidiaries have good and marketable title to all real property and tangible properties and assets described in the Prospectus as owned by it, in each case free and clear of all liens, charges, claims, encumbrances or restrictions, except such as (i) are described in the Prospectus or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
     (l) The Company and its subsidiaries possess all licenses, certificates, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities (collectively, “Permits”) that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such licenses, certificates, authorization or permits would not reasonably be expected to have a Material Adverse Effect.
     (m) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts which it deems customary for companies engaged in similar businesses.

     (n) The Company (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (o) The issuance of the Shares that are being purchased hereunder has been duly authorized by the Company and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, claims, encumbrances or restrictions, except those incurred by the Investors, and will conform in all material respects to the description of the Common Stock in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No preemptive rights or other rights to subscribe for or purchase or acquire exist with respect to the issuance and sale of the Shares by the Company pursuant to the Transaction Documents and no stockholder of the Company has any right, which has not been waived, to require the Company to register the sale of any shares of capital stock owned by such stockholder under the Securities Act in the public offering contemplated by this Agreement.
     (p) The issuance by the Company of the Shares has been registered under the Securities Act and all of the Shares are freely transferable and tradable by the Investors without restriction.
     (q) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Shares to be integrated with other offerings. Except as disclosed in the Prospectus, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Market and no stockholder approval is required for the Company to fulfill its obligations under the Transaction Documents. The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Principal Market.
     (r) The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2006 (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (s) The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and the applicable rules and regulations promulgated thereunder by all government and regulatory authorities and agencies. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls or procedures as of a date 90 days prior to the filing date of the Form 10-K for the Company’s most recently ended fiscal year and the Company presented in such Form 10-K the conclusions of the Company’s certifying officers about the effectiveness of such disclosure controls and procedures.
     (t) The financial statements of the Company, together with the related schedules and the notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with applicable accounting requirements and the applicable requirements of the Securities Act and Exchange Act as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Hein & Associates, LLP, who has audited certain financial statements of the Company, are independent registered public accountants as required by the Securities Act and the Rules and Regulations and have been appointed by the Company’s audit committee with such appointment ratified by the Board of Directors and such audit committee is comprised entirely of independent directors of the Board of Directors.
     (u) The information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to Ryder Scott Company, L.P. (the “Reserve Engineer”), independent petroleum engineers, for purposes of preparing the reserve reports incorporated by reference into the Registration Statement (the “Reserve Reports”) was prepared in accordance with customary industry practices. The estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineer were prepared in good faith and with a reasonable basis. The Reserve Engineer was, as of the dates of the Reserve Reports, and is, as of the date hereof, independent petroleum engineers with respect to the Company. Estimates of such reserves and the present value of the future net cash flows therefrom as incorporated by reference into the Registration Statement and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.
     (v) Since the date of the latest audited financial statements included in the Prospectus, except as specifically disclosed in the Prospectus: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing equity compensation plans of the Company. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement or as set forth in the Prospectus, no event, liability or development has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.
     (w) Except as set forth in the Prospectus, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case as would be required to be disclosed pursuant to the requirements of Item 404 of Requirement S-K.
     (x) Neither the Company nor, to the knowledge of the Company, any other Person acting for or on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses, or received or retained any funds, relating to political activity; (ii) made any unlawful payment from corporate funds to, or received or retained any unlawful funds from, foreign or domestic government officials or employees or to or from foreign or domestic political parties or campaigns; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment or received or retained any other unlawful funds.
     (y) As the time of filing of the Registration Statement, which is its most recent shelf registration statement, and at the time of any amendment thereto, the Company was not, and the Company on the date of this Agreement is not, an “ineligible issuer” as defined in Rule 405 under the Securities Act.
     (z) Without the prior consent of the Representative, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.
     (aa) Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, or any criminal statute during the term of such director or officer’s tenure with the Company, nor, to the knowledge of the Company, prior to such tenure that is of a nature that would be required to be disclosed pursuant to Item 103 of Regulation S-K with regard to the Company or Item 401 of Regulation S-K with regard to the Company’s officers or directors. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, other than routine reviews of the Company’s SEC filings which are not currently pending with respect to the Prospectus or the Registration Statement. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.
     (bb) Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.
     (cc) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (dd) Other than pursuant to this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
     (ee) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (ff) To the knowledge of the Company, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the SEC, except as set forth in the Registration Statement. The Company will inform the Representative if it becomes aware that any officer, director or stockholder of the Company is or becomes an affiliate or associated person of a FINRA member participating in the transactions contemplated by this Agreement.
     (gg) The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares (other than for the Placement Agents’ placement of the Shares), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
     The Placement Agents acknowledge and agree that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than the Registration Statement, the Prospectus, and those representations and warranties specifically set forth in this Section 3.1.
4. Agreements of the Company. The Company covenants and agrees with the Placement Agents as follows:

     (a) The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares or to a dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof (to the extent practicable) and the Placement Agents shall not have objected thereto in good faith.
     (b) Until the earlier of the completion of the offering contemplated by this Agreement or the termination of this Agreement, the Company will notify the Representative promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the SEC relating to the Company, the Registration Statement or the Prospectus. Upon the Representative’s request, prepare and furnish as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct any misstatements or omissions. If at any time the SEC shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the SEC pursuant to Rule 430A and notify the Representative promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a registration statement under Rule 462(b) with the SEC in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement, and the Company shall at the time of filing either pay to the SEC the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.
     (c) If requested by the Representative, the Company will furnish to the Representative, without charge, one signed copy of each of the Registration Statement and any pre-or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representative, without charge, a copy of the Registration Statement and any pre-or post-effective amendment thereto, including financial statements and schedules but without exhibits.
     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.
     (e) From time to time, the Company will deliver to the Representative, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Representative should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the SEC an appropriate supplement or amendment thereto, and will deliver to the Representative, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representative may reasonably request.
     (f) Prior to any public offering of the Shares, the Company will cooperate with the Representative and counsel to the Representative in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.
     (g) The Company will, so long as required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated subsidiary(ies), if any, certified by independent registered public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiary(ies), if any, for such quarter in reasonable detail.
     (h) If required by the Rules and Regulations, the Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.
     (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Placement Agents all documented costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, the Prospectus and any amendment or supplement to any of the foregoing, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement and the Prospectus, and all amendments and supplements thereto, as may be requested by the Representative for use in connection with the offering and sale of the Shares, (iv) the listing of the Shares on the Principal Market, (v) any filings required to be made by the Placement Agents or the Company with Financial Industry Regulatory Authority, Inc., and the reasonable fees and disbursements of counsel for the Representative in connection therewith, (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of applicable jurisdictions, including the fees, disbursements and other charges of counsel to the Representative in connection therewith, and the preparation of preliminary, supplemental and final Blue Sky memoranda, (vii) fees, disbursements and other charges of counsel to the Company and its independent registered public accounting firm, (viii) the transfer agent for the Shares, and (ix) any travel expenses of the Company’s officers, directors and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective investors. In addition, if the transactions contemplated by this Agreement are not consummated or this

Agreement is terminated, the Company shall reimburse the Placement Agents for up to $50,000 of its reasonable expenses (including fees and disbursements of counsel) incurred in connection with the transactions contemplated by the Transaction Documents.
     (j) The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.
     (k) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” and in a manner such that the Company will not become an “investment company” as such term is defined in the Investment Company Act.
5. Further Agreements.
     (a) The Company shall, on or before 9:00 a.m., New York City time, on the business day following the date hereof, issue a press release disclosing all material terms of the transactions contemplated hereby in compliance with applicable SEC rules. On or before 5:30 p.m., New York City time, on the first business day following the execution and delivery of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide the Placement Agents with any material, nonpublic information regarding the Company from and after the filing of the press release referred to in the first sentence of this Section without the express written consent of the Placement Agents. Subject to the foregoing, neither the Company nor the Placement Agents shall issue any press releases or any other public statements with respect to the transactions contemplated hereby nor shall the Company disclose the name of the Placement Agents in any filing, announcement, release or otherwise without the Representative’s consent; provided, however, that the Company shall be entitled, without the prior approval of the Representative, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market. The Company acknowledges that the Placement Agents may place advertisements in mailings and financial and other newspapers and journals at such Placement Agent’s expense describing its services to the Company for any publicly announced or completed transaction and use the Company’s logo.
     (b) From the date hereof through the 90 day anniversary of the date hereof, the Company will not, directly or indirectly, except pursuant to its existing employee and director equity compensation plans, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including, without limitation, any indebtedness, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Options or Convertible Securities. “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities. “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.
6. Conditions of the Issuance and Sale of the Shares and the Obligations of the Placement Agents. The issuance and sale of the Shares pursuant to the Purchase Agreement and the obligations of the Placement Agents hereunder are subject to the following conditions:

     (a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement.
     (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the SEC, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the SEC or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the SEC or any such authorities shall have been complied with to the satisfaction of the staff of the SEC or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative does not object thereto in good faith, and (v) the Representative shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.
     (c) Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty not containing a materiality or Material Adverse Effect qualification) at the Closing Date and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the closing date for the transactions contemplated by the Transaction Documents (the “Closing Date”) shall have been duly performed, fulfilled or complied with.
     (d) The Representative shall have received an opinion, dated the Closing Date, reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent, from Patton Boggs LLP, counsel to the Company.
     (e) At the Closing Date, there shall be furnished to the Representative a certificate, dated the date of its delivery, executed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, to the effect that:
     (i) Each of the Chief Executive Officer and Chief Financial Officer has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.
     (ii) Each of the representations and warranties of the Company contained in this Agreement was, when originally made, and, except if it speaks to a prior date, at the time such certificate is delivered, true and correct in all material respects.

     (iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.
     (f) At the time this Agreement is executed and at the Closing Date, there shall be furnished to the Representative a comfort letter from Hein & Associates LLP, independent registered public accounting firm for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Representative and in form and substance satisfactory to the Representative and counsel to the Representative.
     (g) The Representative shall have received the written agreements, substantially in the form of Exhibit B hereto, of the executive officers and directors of the Company.
     (h) The Shares shall be qualified for sale in such jurisdictions as the Representative may reasonably request (subject to Section 4(f) hereof) and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.
     (i) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.
     (j) The Shares issued pursuant to this Agreement and the Purchase Agreement shall have been listed and authorized for trading on the Principal Market, and satisfactory evidence of such actions shall have been provided to the Representative, which may include oral confirmations from a representative of the Principal Market.
     (k) On or after the date hereof there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or in the over-the-counter market, or trading in securities generally shall have been suspended on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or in the over-the-counter market, or a general banking moratorium shall have been established by federal or New York authorities, (ii) a suspension or material limitation in trading in securities generally on the Principal Market, (iii) a suspension or material limitation in trading in the Company’s securities on the Principal Market, (iv) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the sole judgment of the Representative, to affect materially and adversely the marketability of the Shares or (v) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the sole judgment of the Representative, has materially and adversely affected the Company’s business or earnings and makes it impracticable or inadvisable to consummate the transactions contemplated by the Transaction Documents.

7. Indemnification.
     (a) The Company will indemnify and hold harmless the Placement Agents, the respective directors, officers, employees and agents of the Placement Agents and each Person, if any, who controls the Placement Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages (i) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state, in the case of the Registration Statement, a material fact required to be stated in it or necessary to make the statements in it not misleading, and in the case of the Prospectus, a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or (ii) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares to any Investor and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.
     (b) The Placement Agents will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state, in the case of the Registration Statement, a material fact required to be stated in it or necessary to make the statements in it not misleading, and in the case of the Prospectus, a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Placement furnished in writing to the Company by such Placement Agent expressly for use in the Registration Statement or the Prospectus. The Company acknowledges that the statements set forth in the second paragraph under the heading “Plan of Distribution” in the Prospectus constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that the Placement Agents might otherwise have. Notwithstanding the foregoing, in no case shall the Placement Agents’ total liability under this Section 7(b) exceed the amount of the Fee received or to be received by the Placement Agents pursuant to this Agreement.

     (c) Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission to so notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity or contribution could have been sought hereunder by such indemnified party unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).
     (d) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agents, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages (or actions in respect thereof) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand. The relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than the Fee) received or to be received by the Company bear to the total Fee received or to be received by the Placement Agents pursuant to this Agreement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents, the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage (or action in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), in no case shall the Placement Agents be required to contribute any amount in excess of the Fee received or to be received by the Placement Agents pursuant to this Agreement. No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any Person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).
     (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agents, (ii) acceptance by the Investors of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

8. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 1050 17th Street, Suite 2400, Denver, Colorado 80265 Attention: Chief Executive Officer, with a copy to Robert Bearman, Patton Boggs LLP, 1801 California Street, Suite 4900, Denver, Colorado 80202, or (b) if to the Placement Agent, at the offices of the Placement Agent, 18300 Von Karman, Suite 700, Irvine, California 92612, Attention: Managing Director, with a copy to Michael A. Hedge, K&L Gates, LLP, 1900 Main Street, Suite 600, Irvine, California 92614. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.
9. No Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agents, the Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement and the Purchase Agreement (including the determination of the terms of the offering of the Shares) is an arm’s-length commercial transaction between the Company and the several Investors, (ii) the Placement Agents have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Placement Agents have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iii) the Placement Agents and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (iv) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate. The Company hereby agrees that it will not claim that the Placement Agents have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
10. Miscellaneous.
     (a) This Agreement has been and is made solely for the benefit of the Placement Agents, the Company, and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other Person shall acquire or have any right under or by virtue of this Agreement.
     (b) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Placement Agents with respect to the subject matter hereof. This Agreement may be amended upon the mutual written agreement of the Company and the Representative.
     (c) The obligations of the Placement Agents hereunder (other than their obligations under Section 7) may be terminated by the Representative, in its sole discretion, by notice given to the Company prior to the payment and delivery of the Shares if, prior to such time, (i) any of the events described in Sections 6(b)(i), 6(b)(ii), or 6(h) have occurred and/or (ii) the Shares shall have not been qualified for sale in such jurisdictions as the Representative may reasonably request (subject to Section 4(f) hereof) and each such qualification shall not be in effect and subject to any stop order or other proceeding on the Closing Date.
     (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     (e) This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.
     (f) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     (g) Each of the Company and the Placement Agents hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agents.

Very truly yours, AMERICAN OIL & GAS INC.
By:	/s/ Andrew P. Calerich
	Name:	Andrew P. Calerich
	Title:	President

Confirmed as of the date first
above mentioned:

C. K. COOPER & COMPANY, INC. As Representative of the several Placement Agents set forth on Schedule I
By:	/s/ Alexander G. Montano
	Name:	Alexander G. Montano
	Title:	Managing Director

SCHEDULE I
PLACEMENT AGENTS
     Ladenburg Thalmann & Co. Inc.